Exhibit 10.3

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

AMENDMENT TWO TO THE LOGISTICS SERVICES AGREEMENT

This AMENDMENT TWO TO THE LOGISTICS SERVICES AGREEMENT (the “Amendment”) dated as of the 23rd day of February, 2018 is by and between Stitch Fix, Inc. (“Client”) and Geodis Logistics LLC (“GEODIS,” collectively the “Parties,” each a “Party”).

RECITALS:

A. Client and GEODIS executed that certain Logistics Services Agreement dated April 24, 2014, as amended from time to time (collectively the “Agreement”), which governs certain services provided at 1631 Opus Drive, Plainfield, IN (the “Warehouse”); and

B. The parties desire to extend and amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and GEODIS agree to amend the Agreement as follows:

1.Effective as of the date of this Amendment, the Term of the Agreement will be extended until April 30, 2020 unless earlier terminated as provided in Section 7 of the Agreement.  If GEODIS wishes to renew this Agreement, it will notify CLIENT at least two hundred and seventy (270) days prior to the end of the then current term.  Should CLIENT wish to renew this Agreement, it will notify GEODIS one hundred and eighty (180) days prior to the end of the then current term.  At such time, the Parties will work together to determine the renewal terms and whether any revisions to the terms of the Agreement are needed.  For the sake of clarity, notwithstanding Section 7 of the Agreement, no compensation shall be due to the other party if either party elects not to renew the Agreement in accordance with this section.

2.As of September 1, 2016, Ozburn-Hessey Logistics, LLC changed its name to Geodis Logistics LLC. All reference to Ozburn-Hessey Logistics, LLC or OHL is modified to reflect Geodis Logistics LLC or GEODIS.

3.Client’s contact information for notices under Section 13 of the Agreement is hereby changed to:

Jonathan Czaja, VP, Operations

Stitch Fix, Inc.

1 Montgomery Street, Suite 1500

San Francisco, CA 94104

With a copy via email to: legal-notices@stitchfix.com

4.Client currently occupies roughly 350,000 square feet at the Warehouse.  Effective April 1, 2018, Client’s square foot allocation will increase to 400,359 square feet (“Increased Space”) at the Warehouse.  All current references in the Agreement to “total square foot” or “space” shall be amended to now reflect this Increased Space size.

5.Effective April 1, 2018, the monthly “Base Facility” cost for the Increased Space will be [ * ] per square foot.

6.The Agreement’s Section 7C.1. “Obligations Following Termination” shall be amended as follows:

a).  The following sentence shall be added to the end of Section 7C(1)b: For clarification, the “monthly average base facility cost” shall equal 400,359 square feet times the contracted rate of [ * ] per square foot per month plus contractual margins.

b).  The following provision is added as section 7C(1)e: Compensation for all unamortized move costs associated with the move of one of Client’s current customers out of the Warehouse to accommodate for

Exhibit 10.3

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Client’s Increased Space, which is not more than [ * ].  A budget for these move costs will be submitted prior to the move, and said costs will include but not be limited to hourly and salaried labor, transportation, equipment, capital, etc.

7.Any capitalized terms not defined herein shall have the meanings set forth in the Agreement.  Except as provided herein, the Agreement shall remain unchanged and in full force and effect in accordance with its terms. It is specifically understood and agreed that the foregoing shall not be deemed to be a waiver or amendment of any other provision of the Agreement or any of GEODIS’s rights or remedies under the Agreement.

Exhibit 10.3

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

Stitch Fix, Inc.	GEODIS LOGISTICS LLC
/s/ Jonathan Czaja Name: Jonathan Czaja Title: VP Operations Date: 3/22/18	/s/ Mike Honious Name: Mike Honious Title: COO Date: 3/27/18